Exhibit 99.5

RELIANT BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	To approve the issuance by Reliant Bancorp, Inc. ("Reliant") of shares of Reliant common stock to holders of common stock of First Advantage Bancorp ("FABK") as contemplated by the Agreement and Plan of Merger, dated October 22, 2019, by and among Reliant, PG Merger Sub, Inc., and FABK (the "Reliant stock issuance proposal").	☐	☐	☐
2	To approve one or more adjournments of the Reliant special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Reliant stock issuance proposal.	☐	☐	☐

NOTE: If other matters properly come before the meeting, your proxies will vote on those matters in accordance with the recommendation of the Board of Directors.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000435234_1 R1.0.1.18

0000435234_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Materials are available at www.proxyvote.com  Reliant Bancorp, Inc.Special Meeting of Shareholders March 3, 2020This proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) DeVan D. Ard, Jr. and J. Daniel Dellinger as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Reliant Bancorp, Inc. ("Reliant") that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at 12:00 PM, local time, on March 3, 2020, at Reliant's offices located at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, and any adjournment or postponement of the meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.          Address change/comments:  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side